PRESS RELEASES

GENOCEA STRENGTHENS LEADERSHIP TEAM: THOMAS DAVIS, M.D. APPOINTED CHIEF MEDICAL OFFICER; DEREK MEISNER, J.D. JOINS AS GENERAL COUNSEL

October 1, 2018 at 7:30 AM EDT

CAMBRIDGE, Mass., Oct. 01, 2018 (GLOBE NEWSWIRE) -- Genocea Biosciences, Inc. (https://www.globenewswire.com/Tracker?data=JovkgaJg9vCi1NoJjWLu4hIkyy5V4cRk13YXgfd2k5EXuEWVdvb9JqFa3X6XttAi1bCL6MnvA6C5sWsE1tX95GM07LHap1ZSk_3qPsdIkek=) (NASDAQ: GNCA), a biopharmaceutical company developing personalized cancer immunotherapies, today announced two additions to its leadership team: Thomas Davis, M.D. as Chief Medical Officer and Derek Meisner, J.D. as General Counsel.

“We continue to advance our lead cancer vaccine, GEN-009 and expand the applications for our novel and proprietary ATLAS™ platform to demonstrate what we believe are critical advantages in neoantigen identification,” said Chip Clark, President & CEO of Genocea. “We believe our emerging pipeline of novel neoantigen vaccine and cell therapy programs holds significant promise, and we believe this promise is the reason we’ve been able to attract such talent to Genocea. Tom and Derek bring a depth of industry expertise and quality of insight that will be invaluable.”

Dr. Davis joins Genocea with 20+ years of academic and industry experience in immuno-oncology and cancer drug development. Dr. Davis previously served as Chief Medical Officer of Gadeta B.V., a Dutch cell therapy company pursuing novel cancer targets, where he steered a novel cell therapy technology into first-in human clinical studies. He also previously served as Chief Medical Officer of Celldex, a cancer vaccine company, where he led all aspects of clinical and regulatory development.

Mr. Meisner brings broad legal expertise to Genocea as its first in-house General Counsel. He has extensive experience as a corporate attorney, previously serving as the General Counsel to multiple Boston-based financial services firms, including life science investor RA Capital, as well as serving as Partner at the international law firm K&L Gates and as Branch Chief in the Division of Enforcement of the U.S. Securities and Exchange Commission.

About Genocea Biosciences, Inc.

Genocea's mission is to help conquer cancer by designing and delivering targeted cancer vaccines and immunotherapies. While traditional immunotherapy discovery methods have largely used predictive methods to propose T cell targets, or antigens, Genocea has developed ATLAS™, its proprietary technology platform, to identify clinically relevant antigens of T cells based on actual human immune responses. Genocea is currently studying the safety, immunogenicity, and efficacy of its lead neoantigen cancer vaccine, GEN-009, in a Phase 1/2a clinical trial. For more information, please visit www.genocea.com (https://www.globenewswire.com/Tracker?data=_9S395UjkShUnGpyYPNFj9DsHvkoObjIUvvRhYETJB1xJUc37_wETpxojr144cxbTGQCDFUYShIDVo4VIUyIFg==).

Genocea Forward-Looking Statement

This press release includes forward-looking statements, including statements relating to the expected clinical development of GEN-009 and other programs, within the meaning of the Private Securities Litigation Reform Act. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Genocea cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time. Applicable risks and uncertainties include those identified under the heading "Risk Factors" included in Genocea's Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent SEC filings. These forward-looking statements speak only as of the date of this press release and Genocea assumes no duty to update forward-looking statements, except as may be required by law.

Contact:

Jennifer LaVin

617-715-6687

jennifer.lavin@genocea.com (mailto:jennifer.lavin@genocea.com) (https://www.globenewswire.com/NewsRoom/AttachmentNg/edf03c2a-f472-4541-a619-1baf19c1f64e) Source: Genocea Biosciences, Inc. 